UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 25, 2011

Shutterfly, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33031	99-3330068
(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 610-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the current report on Form 8-K filed by Shutterfly, Inc. (“Company”) with the Securities and Exchange Commission on June 1, 2011 (the “Original Filing”).  The sole purpose of this Amendment No. 1 is to disclose the Company’s decision regarding how often it will conduct shareholder advisory votes on executive compensation.  No other changes have been made to the Original Filing.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

As previously reported, in a non-binding advisory vote at the Company’s 2011 Annual Meeting of Stockholders concerning the frequency of an advisory vote on the compensation paid to the Company’s named executive officers, 16,893,117 shares were voted for a frequency of every year, 113,548 shares were voted for a frequency of every two years, 8,852,382 shares were voted for every three years, 3,534 shares abstained from voting, and there were 1,507,568 broker non-votes.  After considering the preference of stockholders and other factors, the Company’s Board determined at a meeting held on July 20, 2011, that the Company will hold a non-binding advisory vote on the compensation of its named executive officers on an annual basis, until the next required non-binding advisory vote on the frequency of such future non-binding advisory votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUTTERFLY, INC.

By:	/s/ Mark J. Rubash
Mark J. Rubash
Senior Vice President and Chief Financial Officer

Date:  July 26, 2011